Exhibit 9.1
VOTING TRUST AGREEMENT
THIS VOTING TRUST AGREEMENT (the “Agreement”) is made as of November 9, 2021, by and among Expensify, Inc., a Delaware corporation (the “Company”); the undersigned holders (collectively, the “Stockholders”) of shares of LT10 common stock of the Company (“LT10 Shares”), LT50 common stock of the Company (“LT50 Shares”) and/or Class A common stock of the Company (“Class A Shares”); and each Trustee (as defined in Section 1), for the purpose of creating a voting trust (the “Trust”) with respect to the issued and outstanding LT10 Shares, LT50 Shares and/or Class A Shares held by the Stockholders and deposited in the Trust (the “Shares”) pursuant to Section 218 of the DGCL.
RECITALS
The Company, the Stockholders and the Trustees (as defined in Section 1) believe that it is in their respective best interests to enter into this Agreement to facilitate the exercise of voting rights relating to the Shares.
AGREEMENT
In order to implement the foregoing and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Creation of Trust; Trustees.
(a)Creation of Trust and Appointment of Initial Trustees. The Stockholders hereby create and establish the Trust, and appoint and authorize David Barrett, Ryan Schaffer and Jason Mills (each of whom is a Beneficial Owner of Shares and an employee of the Company or an Expensify Subsidiary) as trustees of the Trust (collectively, and together with each successor Trustee appointed pursuant to the terms of this Section 1, the “Trustees”), pursuant to the terms and conditions of this Agreement. The Trust shall be administered by three Trustees, in accordance with the terms and conditions of this Agreement.
(b)Successor Trustees. If at any time a Trustee (i) is unable or unwilling to serve as a Trustee hereunder by reason of death, incapacity or otherwise; (ii) ceases to be an employee of or other service provider to the Company or an Expensify Subsidiary; or (iii) is no longer one of the three Stockholders who Beneficially Own Shares with the highest voting power (as set forth in the Trust Register, as defined below), unless the Stockholder or Stockholders with higher voting power have rejected the opportunity to serve as Trustee or are otherwise unable or unwilling to serve as Trustee, then such Trustee shall resign or be removed; provided, however, that none of the initial trustees shall be required to resign or shall be removed pursuant to clause (iii) until one (1) year following the date of this Agreement. A successor Trustee shall be appointed, in accordance with this Section 1(b), upon the majority vote of the remaining Trustees or Trustee, or if there are no remaining Trustees, by the Board of Directors of the Company, within 14 days of such resignation or removal. In addition, a successor Trustee may be designated to take office automatically upon the occurrence of events specified by the Trustees

(including the death of one or more Trustees), as they deem necessary, upon the majority vote of the then-current Trustees. The policy of the Trustees with respect to appointment of each successor Trustee shall be to first offer the opportunity to serve as such successor Trustee to the Stockholder who then (x) Beneficially Owns Shares with the highest voting power (other than the then-existing Trustees), as set forth in the Trust Register and (y) is an employee of or other service provider to the Company or an Expensify Subsidiary. If such Stockholder does not accept such offer within ten (10) days by executing documentation, in the form reasonably satisfactory to the Company, to become a party to this Agreement, then the Trustees shall offer the opportunity to serve as successor Trustee to the Stockholder holding Shares with the next-highest voting power, and so on, until a Stockholder accepts the offer to serve as successor Trustee and executes documentation, in the form reasonably satisfactory to the Company, to become a party to this Agreement. If no Stockholder accepts such offer, then the Trustees shall offer the opportunity to serve as successor Trustee to any employee or other service provider of the Company or an Expensify Subsidiary, at their discretion, until an employee or other service provider accepts the offer to serve as successor Trustee and executes documentation, in the form reasonably satisfactory to the Company, to become a party to this Agreement. When calculating “voting power” in connection with Trustee service, if Notice (as defined below) has been given with respect to any shares held by the current or potential Trustee pursuant to the Expensify Charter, then the number of votes attributed to each LT10 Share and each LT50 Share Beneficially Owned by such individual shall be proportionately reduced by the amount of time that has passed under the applicable notice period (i.e., a one vote reduction for each month that has passed since Notice was given).
(c)Written Notice to Company. The Trustees shall send written notice to the Company within ten (10) days after (i) the resignation or removal of any Trustee and (ii) the appointment of a successor Trustee.
(d)Trustee Acceptance of Appointment. Each Trustee hereby accepts his or her appointment as such pursuant to the terms and conditions of this Agreement, and agrees to administer the Trust in accordance with the terms and conditions of this Agreement, unless and until replaced by a successor Trustee as herein provided.
2.Deposit of Shares in Trust.
(a)Initial Deposit of Shares. Each Stockholder hereby deposits in trust with the Trustees all of the LT10 Shares and LT50 Shares Beneficially Owned by such Person. The Company shall reflect in its stock ledger that the Trust holds such Shares.  The Trustees shall hold the Shares so deposited in trust, subject to the terms of this Agreement.
(b)Deposits of Additional Shares by Stockholders. From time to time following the date hereof, a Stockholder may deposit additional voting securities (including Class A Shares) of the Company in the Trust, to be held in trust by the Trustees pursuant to the terms of this Agreement, by completing and delivering to the Trustees the Election to Deposit Additional Shares set forth as Exhibit A to this Agreement. Each Stockholder also hereby agrees that any additional LT10 Shares and LT50 Shares received by such Stockholder during the term of this Agreement shall be deposited in trust with the Trustees. The Trustees shall hold the

Shares so deposited in trust, subject to the terms of this Agreement. Any voting securities of the Company deposited in the Trust after the date of this Agreement pursuant to this Section 2(b) shall be deemed to be included in the definition of “Shares” for all purposes under this Agreement. The Company shall, as promptly as practicable after any Shares are deposited in trust, reflect in its stock ledger that the Trust holds such Shares.
(c)Additional Stockholders. From time to time following the date hereof, a Person who is an employee of or other service provider to the Company or an Expensify Subsidiary may deposit voting securities of the Company in trust with the Trustees and become a “Stockholder” party hereto by executing and delivering to the Trustees a joinder agreement in the form set forth as Exhibit B to this Agreement and any other instruments as may be requested by the Trustees. Upon such execution and delivery, such Person shall become a party to this Agreement and for all purposes be deemed to be a “Stockholder” under this Agreement; such voting securities of the Company deposited in the Trust after the date of this Agreement pursuant to this Section 2(c) shall be deemed to be included in the definition of “Shares” for all purposes under this Agreement; and the Company shall, as promptly as practicable, update its stock ledger to reflect that the Trust holds such Shares.
(d)Trust Register. The Trustees shall maintain a register book, which shall reflect the number and class or series of Shares Beneficially Owned by each Stockholder and held in the Trust pursuant to the terms of this Agreement (the “Trust Register”). The Trustees shall treat each such Stockholder as the Beneficial Owner of such Shares, subject to the Trustees’ rights and interests hereunder. The Trustees shall not be obligated to recognize any Person as the Beneficial Owner of such Shares other than the Person in whose name the same shall be registered on the Trust Register.
(e)Recording of Deposits and Transfers. All Transfers of Shares, as well as all deposits of additional voting securities of the Company in trust with the Trustees as set forth in this Section 2, shall be recorded by the Trustees in the Trust Register. In addition, to the extent that any Shares cease to be outstanding, the Company shall notify the Trustees of the Shares that have ceased to be outstanding, and the Trust Register shall be revised accordingly.
(d)Consent of Spouse. Each Stockholder, whether or not married at the time of execution of this Agreement, and whether signing on his or her own behalf or as trustee of a revocable living trust, shall deliver at the time of execution of this Agreement a duly executed Consent of Spouse in the form set forth as Exhibit C to this Agreement. Each Stockholder further agrees to have such Consent of Spouse executed by any spouse married by him or her at any time subsequent to the date hereof while such Person is a Stockholder party hereto.
3.Trustee’s Powers and Duties; Compensation.
(a)Voting Powers. For so long as this Agreement remains in effect, the Trustees shall, pursuant to the terms of this Agreement and as determined by the majority vote of the Trustees, have the full, exclusive and unqualified right and power to vote in person or by proxy all Shares at all meetings of the stockholders of the Company in respect of any and all matters on which Shares are entitled to vote under the Expensify Charter or applicable law, to give consents in lieu of voting such Shares at a meeting of the stockholders of the Company in respect of any and all matters on which Shares are entitled to vote under the Expensify Charter or applicable law, to enter into voting agreements, waive notice of any meeting of stockholders of the Company in respect of such Shares and to grant proxies with respect to all of the Shares, as well as in respect of any other securities with voting rights received in respect of the Shares at any time hereafter by way of a stock dividend, distribution, conversion or exchange as provided in Section 3(b), with respect to any lawful corporate action, whether or not in the ordinary course of business, and no Stockholder shall in such capacity have any rights or powers to vote such Shares or to give consents with respect to or grant proxies in respect thereof or otherwise take part in any corporate action. Without limiting the generality of the foregoing, the Stockholders (i) acknowledge that each Trustee, in his or her individual capacity, is a holder of Shares; (ii) agree that each Trustee is entitled to exercise the powers granted to the Trustees in the preceding sentence in his or her sole and absolute discretion (including in his or her own interest as a holder of Shares); and (iii) agree that, in accordance with Section 218 of the DGCL, each Trustee shall incur no responsibility as stockholder, trustee or otherwise, except for his or her own individual malfeasance.
(b)Notices, Dividends and Distributions. In the event that the Trustees receive any dividends or distributions (other than additional Shares or other voting securities of the Company) with respect to the Shares held by them hereunder, they shall promptly pay (or, in the event that such dividends or distributions are not cash, distribute in kind) the amount thereof received by them to each Stockholder in proportion to such Stockholder’s respective interests (based on the number of Shares held by the Trustees hereunder with respect to each Stockholder); provided, however, that the Trustees may, by notice to the Company, instruct the Company to pay such dividends directly to the Stockholders. If the Trustees shall receive any Shares or other voting securities of the Company as a dividend or distribution or upon conversion of or in exchange for any Shares held by them hereunder, the Trustees shall hold such Shares or other voting securities of the Company in accordance with the terms of this Agreement and shall update the Trust Register accordingly.
(c)Administration of Exchanges of LT10 Shares and LT50 Shares Pursuant to Expensify Charter. For so long as this Agreement remains in effect, the Trustees shall be responsible for managing Exchanges (as defined in the Expensify Charter) pursuant to, and in accordance with, the Expensify Charter.
(d)No Right to Sell Shares. The Trustees shall have no authority to sell, pledge, hypothecate or otherwise dispose of the Shares or any interest therein.
(e)Compensation of Trustees. No Trustee shall receive any compensation for his or her services under this Agreement. This subsection shall not, however, affect the right of the Trustees to receive compensation from the Company for services performed by them in any other capacity (e.g., as an officer, director, employee, service provider or otherwise).
(f)Trustee Liability and Indemnity. No Trustee shall be liable for any error of judgment or mistake of fact or law, or for any action or omission under this Agreement, except for such Trustee’s fraud, bad faith or willful misconduct. No Trustee shall be liable for acting on any notice, request or instruction or other document believed to be genuine and to have been executed by or on behalf of the proper party or parties. The Company shall pay all reasonable expenses of the Trustees, including counsel fees, and shall discharge all liabilities incurred by them in connection with the exercise of their powers and the performance of their duties under this Agreement. Any action or omission undertaken by a Trustee in good faith in accordance with the advice of legal counsel shall be binding and conclusive on the parties to this Agreement. The Company shall also defend, indemnify and hold the Trustees harmless from and against any and all claims and liabilities in connection with or arising out of the administration of the trust created by this Agreement or the exercise of any powers or the performance of any duties by them as herein provided or contemplated, except such as shall arise from the fraud, bad faith or willful misconduct of the Trustees.
4.Transfer of Shares; Withdrawals and Deemed Withdrawals of Class A Shares; Termination.
(a)General. The voting trust created by this Agreement shall be irrevocable, and shall terminate upon the earlier of (a) the written agreement of the Company and the Trustees, and (b) the conversion of all LT10 Shares and LT50 Shares into Class A Shares in accordance with the Expensify Charter. Except for Section 3(f), which will survive the termination of this Agreement, this Agreement shall have no further force and effect (x) upon termination of this Agreement pursuant to its terms; or (y) with respect to any Stockholder, when such Stockholder no longer Beneficially Owns any Shares or other voting securities of the Company which are subject to this Agreement.
(b)No Withdrawals of LT10 and LT50 Shares; Transfers of LT10 Shares or LT50 Shares by Stockholders. LT10 Shares and LT50 Shares may not be withdrawn from the Trust. Upon a Stockholder’s Transfer of LT10 Shares or LT50 Shares at any time or from time to time to the extent permitted by and in accordance with (i) applicable laws, rules and regulations, (ii) the Company Insider Trading Policy, and (iii) the Expensify Charter, the Trustees shall revise the Trust Register accordingly. If such Transfer is made to a transferee that is not already a Stockholder party hereto, such transferee shall become a Stockholder party hereto pursuant to a joinder agreement in substantially the form set forth as Exhibit B hereto.
(c)Withdrawals and Deemed Withdrawals of Class A Shares. A Stockholder who Beneficially Owns Class A Shares held by the Trust may withdraw some or all of such Class A Shares upon thirty (30) days’ prior written notice to the Trustees, to the extent permitted by and in accordance with (i) applicable laws, rules and regulations, (ii) the Company Insider Trading Policy, and (iii) the Expensify Charter; provided, however, that (i) any Class A Shares received in connection with an Exchange that are held in the Voting Trust at the time of the Exchange and (ii) any Class A Shares resulting from the conversion of LT10 Shares or LT50 Shares in accordance with the Expensify Charter shall, in each case, be deemed withdrawn from the Trust automatically at the time of Exchange or conversion, as applicable. The Trustees shall revise the Trust Register accordingly.
(d)Distribution of Shares Upon Termination. As soon as practicable after termination of this Agreement, the Trustees shall effect the Transfer of the Shares held in Trust to the respective Stockholders indicated as holding such Shares in the Trust Register, and the Company shall update its stock ledger accordingly.
5.Amendments. This Agreement may be amended, modified or supplemented at any time and from time to time by the written agreement of the Company and Trustees; provided, that (a) the consent of the Company shall not be required to add a new party hereto in accordance with Sections 2(c) or 4(b), and (b) with respect to Section 3(d), any amendment, modification or supplement thereto may only be made with written agreement of the Company, the Trustees and each Stockholder party hereto affected by such amendment, modification or supplement.
6.Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.
7.Severability. If any one or more of the provisions (or portions thereof) of this Agreement, as applied to any party or any circumstance, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or portion thereof) of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or portion thereof) had never been contained herein. If any one or more of the provisions (or portions thereof) of this Agreement shall, for any reason, be held to be unenforceable as to duration, scope, activity or subject, such provision (or portion thereof) shall be construed by limiting and reducing it so as to make such provision enforceable to the extent compatible with the then existing applicable law. Without limiting the generality of the foregoing, it is the express intent of the parties to cause the Shares to be voted by the Trustees as provided herein. Accordingly, in the event that this Agreement is rescinded or otherwise terminated other than pursuant to its terms for any reason, the parties agree promptly to negotiate a successor voting agreement to accomplish this objective and to otherwise replicate the provisions hereof to the extent possible.
8.Specific Performance. The parties agree that the failure of any party to perform any obligation provided for by this Agreement could result in irreparable damage to the other parties, and that monetary damages alone would not be adequate to compensate the nondefaulting party for its injury. Any party shall therefore be entitled, in addition to any other remedy that may be available, including monetary damages, to obtain specific performance of the terms of this Agreement. If any action is brought by any party to enforce this agreement, any party against which the action is brought shall waive the defense that there is an adequate remedy at law.
9.Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) upon receipt, if sent by electronic or digital transmission method (including e-mail), or (c) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed, in each case to the appropriate addresses and e-mail addresses set forth below (or to such other addresses and e-mail addresses as a party may designate by notice to the other parties from time to time):

If to the Company:

Expensify, Inc.
401 SW 5th Ave
Portland, Oregon 97204
Attn: Legal
E-mail: legal@expensify.com

If to the Trustees:

David Barrett
c/o Expensify, Inc.
401 SW 5th Ave
Portland, Oregon 97204
E-mail:

Ryan Schaffer
c/o Expensify, Inc.
401 SW 5th Ave
Portland, Oregon 97204
E-mail:

Jason Mills
c/o Expensify, Inc.
401 SW 5th Ave
Portland, Oregon 97204
E-mail: jason@expensify.com

If to a Stockholder: to the address of such holder set forth in the Trust Register.
10.Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and all other Persons hereafter that become a party hereto. No rights or obligations hereunder may be assigned by any party hereto except as explicitly provided in this Agreement.
11.Benefit and Burden. Nothing express or implied in this Agreement is intended or shall be construed to confer upon or to provide any Person other than the parties (and including specifically any stockholder of the Company that is not a party to this Agreement) any rights or remedies hereunder or by reason hereof. This Agreement and all its conditions and provisions are intended to be, and are, for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns and are not for the benefit of any other Person.

12.Certain Rules of Construction. To the fullest extent permitted by law, the parties hereto intend that any ambiguities shall be resolved without reference to which party may have drafted this Agreement. All Section or subsection titles or other captions in this Agreement are for convenience only, and they shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) “or” is not exclusive; (c) words in the singular include the plural, and words in the plural include the singular; (d) provisions apply to successive events and transactions; (e) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section, subsection or other subdivision; (f) “include” or “including” shall be deemed to be followed by “without limitation” or “but not limited to” whether or not they are followed by such phrases or words of like import; (g) all references to “Sections” or “subsections” refer to Sections or subsections of this Agreement; and (h) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms.
13.Waiver. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth in this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.
14.Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.
15.Counterparts. This Agreement and any amendment thereto may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto.
16.Inspection of Agreement. A copy of this Agreement shall be filed in the registered office of the Company in the State of Delaware and shall be open to the inspection of any stockholder of the Company, or any beneficiary of the trust established hereunder, daily during business hours, in accordance with the applicable provisions of the DGCL.
17.Arbitration. It is understood and agreed between the parties hereto that any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (collectively, “Claims”), arising out of, in connection with, or in relation to this Agreement or the arbitrability of any Claims under this Agreement, shall be resolved by final and binding arbitration administered by the New York, New York offices of JAMS/Endispute in accordance with the then-existing JAMS/Endispute Arbitration Rules. The parties shall select a mutually acceptable neutral arbitrator from the panel of arbitrators serving with any of JAMS/Endispute’s offices, but in the event the parties cannot agree on an arbitrator, the Administrator of JAMS/Endispute shall appoint an arbitrator from such panel (the arbitrator so selected or appointed, the “Arbitrator”). The parties expressly agree that the Arbitrator may provide all appropriate remedies (at law and equity) or judgments that could be awarded by a court of law in Delaware, and that, upon good cause shown, the Arbitrator shall afford the parties adequate discovery, including deposition discovery. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all actions pursuant to this Section 17. The Arbitrator shall be bound by and shall strictly enforce the terms of this Section 17 and may not limit, expand or otherwise modify its terms. The Arbitrator shall make a good faith effort to apply the substantive law (and the law of remedies, if applicable) of the state of Delaware, or federal law, or both, as applicable, without reference to its conflicts of laws provisions. The Arbitrator is without jurisdiction to apply any different substantive law. The Arbitrator shall be bound to honor claims of privilege or work-product doctrine recognized at law, but the Arbitrator shall have the discretion to determine whether any such claim of privilege or work product doctrine applies. The Arbitrator shall render an award and a written, reasoned opinion in support thereof. Subject to the provisions of Section 8, the Arbitrator shall have power and authority to award any appropriate remedy (in law or equity) or judgment that could be awarded by a court of law in Delaware, which may include reasonable attorneys’ fees to the prevailing party. The award rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any court having jurisdiction thereof. Neither a party nor the Arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Adherence to this dispute resolution process shall not limit the parties’ right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Claims arising out of or relating to this Agreement. Subject to the Arbitrator’s award, each party shall bear its own fees and expenses with respect to this dispute resolution process and any action related thereto and the parties shall share equally the fees and expenses of JAMS/Endispute and the Arbitrator.
18.Tax Treatment. The parties intend that the Trust be treated as a grantor trust for U.S. federal income tax purposes and not as a partnership or as an association taxable as a corporation. No party shall make any election or take any other action inconsistent with such intent unless required by law. In the event that, contrary to the parties’ intent, the Trust is not treated as a grantor trust for U.S. federal income tax purposes but is instead treated as a partnership for U.S. federal income tax purposes, all items of income, gain, loss, deduction and credit with respect to each Share (together with any Shares or other voting securities of the Company distributed as a dividend or distribution upon, conversion of or in exchange for such Share held by the Trustees hereunder) shall be specially allocated to the Stockholder that deposited such Share in trust with the Trustees.
19.Definitions. Capitalized words and phrases used and not otherwise defined elsewhere in this Agreement shall have the following meanings:
“Beneficial Owner” is defined in Rule 13d-3(a) and (b) of the rules and regulations of the Securities Exchange Act of 1934, as amended. “Beneficially Owned” shall have a correlative meaning.

“Company Insider Trading Policy” means each applicable employee trading, black-out, window period and other policy of the Company applicable to Transfers of Shares as in effect from time to time.
“DGCL” means the General Corporation Law of the State of Delaware, as amended.
“Encumbrance” means a security interest, lien, charge, claim, community or other marital property interest, pledge, alienation, mortgage, option, hypothecation, encumbrance or similar collateral assignment by any other means, whether for value or no value and whether voluntary or involuntary (including by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or any other restriction on use, voting (including any proxy), transfer (including any right of first refusal or similar right), receipt of income or exercise of any other attribute of ownership.
“Expensify Charter” means the Company’s Amended and Restated Certificate of Incorporation, as it may be amended and/or restated from time to time in accordance with its terms.
“Expensify Subsidiary” means a Subsidiary of the Company.
“Person” means and includes an individual, a general or limited partnership, a limited liability company, a joint venture, a corporation (including any non-profit corporation), an estate, a trust, an unincorporated organization, an association, a government or any department or agency thereof or any other entity.
“Subsidiary” means, with respect to any specified Person: (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Transfer” is defined in the Expensify Charter; provided, however, that solely with respect to Section 4(b), “Transfer” shall also include a Transfer to a decedent’s estate upon the death of a holder of shares of LT Common Stock.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have executed this Voting Trust Agreement as of the date first above written.

EXPENSIFY, INC.

/s/ David Barrett
Name:	David Barrett
Title:	Chief Executive Officer
[Signature Page to Voting Trust Agreement]

TRUSTEES

Signature:	/s/ David Barrett
Print Name: David Barrett

Signature:	/s/ Ryan Schaffer
Print Name: Ryan Schaffer

Signature:	/s/ Jason Mills
Print Name: Jason Mills
[Signature Page to Voting Trust Agreement]

STOCKHOLDER:

Signature:

Print Name:

[Signature Page to Voting Trust Agreement]

Exhibit A
STOCKHOLDER ELECTION TO DEPOSIT ADDITIONAL SHARES
The undersigned Stockholder hereby elects to deposit the number of additional voting securities of Expensify, Inc. (the “Company”) Beneficially Owned by such Stockholder and set forth below in trust with the Trustees pursuant to that certain Voting Trust Agreement, dated as of November 9, 2021, as amended from time to time (as amended, the “Voting Trust Agreement”), by and among the Company, each Trustee, the undersigned and the other Stockholders party thereto. Upon execution of this Stockholder Election to Deposit Additional Shares and delivery of any other instruments as may be requested by the Trustees, the voting securities of the Company deposited in the Trust pursuant hereto shall be shall be deemed to be included in the definition of “Shares” for all purposes under the Voting Trust Agreement. Terms used and not defined herein shall have the meanings set forth in the Voting Trust Agreement.

Dated:

Signature of Stockholder

Print Name of Stockholder
Number of Additional Shares Deposited in the Trust Pursuant Hereto:

Class A Shares:

LT10 Shares:

LT50 Shares:

[Exhibit A to Voting Trust Agreement]

ACKNOWLEDGED & ACCEPTED:

EXPENSIFY, INC.

By
Name:
Its:

[Exhibit A to Voting Trust Agreement]

Exhibit B
JOINDER AGREEMENT
The undersigned is executing and delivering this Joinder Agreement (this “Joinder Agreement”) pursuant to that certain Voting Trust Agreement, dated as of November 9, 2021, as amended from time to time (as amended, the “Voting Trust Agreement”), by and among Expensify, Inc. (the “Company”), the Stockholders party thereto and each Trustee (each as defined therein). Terms used and not defined herein shall have the meanings set forth in the Voting Trust Agreement.
By executing this Joinder Agreement and delivering it to the Company, the undersigned hereby deposits in trust with the Trustees all LT10 Shares and LT50 Shares Beneficially Owned by such Person and agrees to become a party to, to be bound by, and to comply with the provisions of the Voting Trust Agreement in the same manner as if the undersigned were an original signatory to such agreement, and all of the undersigned’s LT10 Shares and LT50 Shares shall be subject to the terms and conditions of the Voting Trust Agreement.
The undersigned, whether or not married at the time of execution of this Joinder Agreement, and whether signing on his or her own behalf or as trustee of a revocable living trust, shall deliver at the time of execution of this Joinder Agreement a duly executed Consent of Spouse in the form attached as Exhibit C to the Voting Trust Agreement. The undersigned shall also have such Consent of Spouse executed by any spouse married by him or her at any time subsequent to the date hereof while such Person is a Stockholder party to the Voting Trust Agreement.
[Signature Pages Follow]
[Exhibit B to Voting Trust Agreement]

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of __________________, 20___.

Signature of Stockholder

Print Name of Stockholder
[Exhibit B to Voting Trust Agreement]

ACKNOWLEDGED & ACCEPTED:

EXPENSIFY, INC.

By
Name:
Its:
[Exhibit B to Voting Trust Agreement]

EXHIBIT C
CONSENT OF SPOUSE
I acknowledge that I have read that certain that certain Voting Trust Agreement, dated as of ___________, 2021, as amended from time to time (as amended, the “Voting Trust Agreement”), by and among Expensify, Inc. (the “Company”) and the Stockholders party thereto, and that I know its contents.
I am aware that, by the provisions of the Voting Trust Agreement that my spouse has executed and delivered to the Company (by Joinder or otherwise), my spouse agrees to grant full, exclusive and unqualified right and power to the Trustees (as defined in the Voting Trust Agreement) to vote, to execute consents, to enter into voting agreements, and to grant proxies with respect to all of the shares of LT10 common stock, LT50 common stock and/or Class A common stock of the Company beneficially owned by my spouse and deposited in the trust pursuant to the Voting Trust Agreement (the “Shares”).
I hereby consent to and approve of the provisions of the Voting Trust Agreement and any action hereafter taken by my spouse thereunder with respect to his or her Shares, and I agree to be bound thereby. I further agree to promptly execute upon request from time to time any other and further documents necessary to effectuate the terms of the Voting Trust Agreement and this consent. I hereby irrevocably appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Voting Trust Agreement.
I further agree that in the event of my death or a dissolution of marriage or legal separation, my spouse shall have the absolute right to have my interest, if any, in the Shares set apart to him or her, whether through a will, a trust, a property settlement agreement or by decree of court, or otherwise, and that if he or she be required by the terms of such will, trust, settlement or decree, or otherwise, to compensate me for said interest, that the price shall be an amount equal to: (i) the fair market value of the Shares; multiplied by (ii) my percentage of ownership in such interest.
I acknowledge that I have been afforded the opportunity to obtain independent legal counsel to review and explain to me the provisions and consequences of the Voting Trust Agreement and this consent, that I have carefully read the Voting Trust Agreement and this consent, and that I fully understand the terms and consequences of the Voting Trust Agreement and this consent. By executing this consent, I hereby represent and warrant that, in so executing, I have not relied on any inducements, promises, or representations made by any other party (except as expressly set forth in the Voting Trust Agreement and this consent) or by the attorneys, accountants or other advisors of such other parties. I hereby represent and warrant that my execution of this consent is free and voluntary.
This consent, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of choice of law or conflicts of law.
[Signature Page Follows]
[Exhibit C to Voting Trust Agreement]

Dated:

Signature of Spouse:

Print Name:

(Spouse of		)
Print Name of Stockholder
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For completion by unmarried Stockholders:
I represent and warrant to the Company and the Trustees (as defined in that certain Voting Trust Agreement, dated as of _____________, 2021, as amended from time to time (as amended, the “Voting Trust Agreement”), by and among the Company, the Trustees and the Stockholders party thereto) that as of the date hereof, I do not have a spouse. I covenant that, for so long as I am a party to the Voting Trust Agreement, I will cause any spouse married by me at any time subsequent to the date hereof to complete and execute a Consent of Spouse in the form attached as Exhibit C to the Voting Trust Agreement.

Dated:

Signature of Stockholder:

Print Name:
[Exhibit C to Voting Trust Agreement]